                                                                      Exhibit 21

                                 SUBSIDIARIES
                                 ------------

     NAME                                          JURISDICTION
     ----                                          ------------
Einstein/Noah Bagel Corp.                            Delaware

BC Real Estate Investments, Inc.                     Delaware

Mid-Atlantic Restaurant Systems, Inc.                Delaware

BC New York L.L.C.                                   Delaware

Mayfair Partners, L.P.                               Delaware

BCI Mayfair, Inc.                                    Delaware

Progressive Food Concepts, Inc.                      Delaware

BCI Acquisition Sub, L.L.C.                          Delaware